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                                                                  Exhibit 24.1.a
                                                                  Exhibit 24.1.b
                                                                  Exhibit 24.1.c
                                                                  Exhibit 24.1.d


                               POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Jeong H. Kim, Kwok L. Li, Barton Y. Shigemura and Charles S. Marantz, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Registration Statement on Form S-8 to be filed in connection with the registration of up to 5,000,000 shares of the common stock of Yurie Systems, Inc. (the "Company") issued or issuable pursuant to the Company's 1996 Non Statutory Stock Option Plan and any and all amendments (including post-effective amendments) to the Registration Statement, the registration of 200,000 shares of common stock under the Company's 401(k) Savings Plan and the registration of 200,000 shares of common stock under the Company's 1997 Employee Stock Purchase Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated: February 18, 1997


                                   Signature
                                   ---------


      /s/ Kenneth D. Brody                       /s/ William J. Perry
      --------------------                       -----------------------
      Kenneth D. Brody                           William J. Perry


      /s/ R. James Woolsey                       /s/ Herbert Rabin
      --------------------                       -----------------------
      R. James Woolsey                           Herbert Rabin